Exhibit 10.23
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN EXCLUDED.
CHANGE ORDER NO. 3
November 4, 2026
Reference is made to the EQUIPMENT SUPPLY AGREEMENT dated as of November 12, 2025 (Contract No. CON-000888; Purchase Order No. NETPO-01599) (the “Agreement”) by and between Net Power Canaveral, LLC (“Buyer”) and Relevant Power Solutions, LLC (“Seller”), as previously amended by Change Order No. 1 and Change Order No. 2. Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. The date on which this Change Order has been executed by both Parties is the “CO3 Effective Date”.
This Change Order, including any adjustment to the Contract Price and/or the Supply Schedule set forth herein, as applicable, has been agreed upon by the Parties in accordance with Section 15 of the Agreement, and constitutes an amendment to the Agreement. Sections 1, 2 and 9 are effective on the CO3 Effective Date; Sections 3 through 8 and Attachments A and B become effective only upon exercise under Section 2(c). Except to the extent as may be specifically described in this Change Order, the changes set forth herein do not relieve Seller of any of its responsibilities described in the Agreement.
Once this Change Order is executed by both Parties, and except to the extent set forth herein, this Change Order will constitute a full and final settlement and accord and satisfaction of all effects of the change(s) described herein and shall be deemed to compensate Seller fully for all such effects.
CHANGES:
1.Background. The Parties acknowledge that Exhibit A (Scope of Supply) to the Agreement incorporates Seller’s Proposal [***], which expressly excluded the selective catalytic reduction (“SCR”) system from the Equipment. Buyer now requires a simple-cycle SCR/CO catalyst system, exhaust stack, and continuous emissions monitoring system for each of the two (2) MD350 Units. Seller has submitted its Commercial Proposal No. NetPower_SCR_090426_0, “SCR and CEMS Systems,” issued September 4, 2026 (the “SCR Proposal”), for the supply of such equipment (the “SCR Equipment”). The total price for the SCR Equipment is Twelve Million Four Hundred Sixty-Eight Thousand Five Hundred Eighty-Eight and 00/100 U.S. Dollars ($12,468,588.00) (the “SCR Change Order Price”). “SCR Work” means the SCR Equipment and all Services and other Work added by this Change Order.
2.Reservation Period and Reservation Deposit.
(a)Reservation Deposit. Upon execution of this Change Order by both Parties, Seller shall invoice, and Buyer shall pay within five (5) Business Days after receipt of Seller’s invoice, notwithstanding the payment period in Section 8.a of the Agreement, a reservation deposit in the amount of Nine Hundred Thirty-Five Thousand One Hundred Forty-Four and 10/100 U.S. Dollars ($935,144.10), being seven and one-half percent (7.5%) of the SCR Change Order Price (the “Reservation Deposit”).
(b)Reservation Period. The “Reservation Period” means the period of thirty (30) calendar days commencing on the date Seller receives the Reservation Deposit in cleared funds, which date Seller shall confirm to Buyer in writing within one (1) Business Day after receipt. During the Reservation Period, Seller shall hold firm the SCR Change Order Price, the scope of the SCR Equipment and the Guaranteed Delivery Dates set forth in

Section 6, notwithstanding the expiration of the validity date stated in the SCR Proposal. Seller shall reserve, and shall cause its catalyst subsupplier to reserve, the manufacturing capacity and catalyst materials necessary to achieve those Guaranteed Delivery Dates, and shall provide Buyer with written confirmation of those reservations, identifying the country of manufacture of the catalysts and of each other major component of the SCR Equipment, with Seller’s estimate of the Customs Duties on any of them manufactured outside the United States, within five (5) Business Days after receipt of the Reservation Deposit. Seller is not obligated to commence the Work for the SCR Equipment or place purchase orders (other than the reservations required above) with its subsuppliers for the SCR Equipment during the Reservation Period, and Buyer shall have no payment obligation with respect to the SCR Equipment during the Reservation Period other than the Reservation Deposit. Exercise at any time during the Reservation Period shall not entitle Seller to any increase in the SCR Change Order Price or any extension of the Guaranteed Delivery Dates.
(c)Exercise. Buyer may, at its sole discretion, elect to proceed with the SCR Equipment by delivering written notice to Seller in accordance with the notice provisions of the Agreement at any time before the expiration of the Reservation Period (the “Exercise Notice”; the date of delivery, the “Exercise Date”). Upon delivery of the Exercise Notice, and without further action by either Party, the changes set forth in Sections 3 through 8 of this Change Order shall become effective as of the Exercise Date, and the Reservation Deposit shall be credited in full against Milestone SCR-1 as set forth in Section 5.
(d)Non-Exercise. If Buyer does not deliver an Exercise Notice before the expiration of the Reservation Period, or if Buyer earlier notifies Seller in writing that it will not proceed, then (i) Sections 3 through 8 of this Change Order shall not become effective and shall be of no force or effect; (ii) the Equipment, Scope of Supply, Contract Price, Supply Schedule, Guaranteed Delivery Dates, Performance Guarantees and all other terms of the Agreement shall remain as they existed immediately prior to this Change Order; and (iii) Seller shall retain the Reservation Deposit as a non-refundable payment in full consideration for reserving the SCR Change Order Price, scope and delivery dates during the Reservation Period. Retention of the Reservation Deposit shall be Seller’s sole and exclusive remedy, and Buyer’s sole and exclusive liability, arising from Buyer’s election not to proceed with the SCR Equipment. Buyer’s election not to proceed shall not constitute a Buyer Default or a termination of the Agreement and shall not affect the Work or the Equipment purchased prior to this Change Order.
(e)Refund. Notwithstanding Section 2(d), Seller shall refund the Reservation Deposit to Buyer, without deduction or setoff, within ten (10) Business Days after Buyer’s written demand if Seller fails to hold firm the SCR Change Order Price, scope or Guaranteed Delivery Dates as required by Section 2(b), if Seller is in material breach of the Agreement during the Reservation Period, or if Seller notifies Buyer that it is unable to honor the reservation for any reason, including an Excusable Event.
(f)Character of Deposit. The Reservation Deposit is not a Down Payment under Exhibit B and does not modify any milestone payment under Exhibit B for the Equipment purchased prior to this Change Order.
3.Addition to Scope of Supply (Exhibit A). Effective as of the Exercise Date, Exhibit A (Scope of Supply) is amended to add the SCR Equipment, as specified in Attachment A and, to the extent consistent with Attachment A, in the SCR Proposal, for each of the two (2) Units, including the Data Acquisition and Handling System shared between the two Units and the stack anchor bolt template. The SCR Equipment shall constitute “Equipment” for all purposes of the Agreement, including Sections 4 (Testing and Inspection), 5 (Drawings and Specifications) and 6 (Warranty). The SCR Proposal is incorporated solely to describe the technical scope, exclusions and design basis of the SCR Equipment. The terms and conditions of the Agreement shall control over any inconsistent term in the SCR Proposal, and the Proprietary Information Notice, proposal validity date, and Exhibit 1 (RPS Escalation Clause) of the SCR Proposal shall have no force or effect. A complete copy of the SCR Proposal and of document 25806 (Wind-Seismic Design

Requirements), each identified by revision and date, shall be attached to this Change Order and initialed by the Parties at execution. To the extent Exhibit A, including its Division of Responsibility Matrix, allocates to Buyer or others the engineering or supply of any item included in Attachment A, Exhibit A is amended to allocate that item to Seller. The tungsten cost variability provision of the SCR Proposal shall apply only as set forth in Section 4(c).
Seller represents and warrants that each MD350 Unit, together with the SCR Equipment, is designed for and compatible with simple cycle operation within the design basis stated in Attachment A, and that the Minimum Acceptance Criteria and Performance Guarantees in Exhibit E, as amended by Attachment B, will be achieved with the SCR Equipment installed and operating, including its exhaust backpressure and auxiliary loads. This obligation is in addition to Seller’s obligations under Section 6 of the Agreement.
4.Contract Price.
(a)Effective as of the Exercise Date, the Contract Price is adjusted as follows:

Description	Amount (USD)
Contract Price prior to this Change Order (Exhibit B)	$77,738,000.00
Adjustment – Change Order No. 1	$0.00
Adjustment – Change Order No. 2	$0.00
Adjustment – Change Order No. 3	$12,468,588.00
Revised Contract Price	$90,206,588.00

(b)The SCR Change Order Price is comprised of the following:

Item	Qty	Unit Price (USD)	Total (USD)
SCR/CO Catalyst System, single Tempering Air Fan	2	[***]	[***]
Stack Anchor Bolt Template	1	[***]	[***]
CEMS System (NOx, CO and O2 in Shelter)	2	[***]	[***]
Total SCR Change Order Price			$12,468,588.00

(c)Tungsten Cost Variability. The SCR Change Order Price is subject to the following tungsten cost adjustment, reproduced from the SCR Proposal, in which references to “this proposal” mean the SCR Proposal:
“The pricing in this proposal is based on an assumed tungsten cost of $350/kg. A tungsten surcharge or deduction will be applied nine (9) months prior to catalyst delivery. This adjustment will be calculated as an incremental increase or decrease of [***] per unit for each $1/kg above or below the $350/kg baseline. The tungsten price will be defined by the catalyst manufacturer using FastMarkets APT pricing, LME/Rotterdam basis, based on the average monthly tungsten price. For example:
If the tungsten price is $250/kg at the time of purchase by our catalyst sub-supplier, a deduction of [***] per unit will be applied.
If the tungsten price is $450/kg at the time of purchase by our catalyst sub-supplier, a surcharge of [***] per unit will be applied.

This deduction, or surcharge, will be passed through without markup.”
The tungsten cost adjustment under this Section 4(c) applies solely to the SCR and CO catalysts supplied as part of the SCR Equipment under this Change Order. It shall not apply to, and shall not form the basis for any adjustment of, the Contract Price for the Equipment purchased under the Agreement prior to this Change Order, including the two (2) MD350 gas turbine generator packages and all associated scope under Change Order No. 1 and Change Order No. 2. Any surcharge or deduction under this Section 4(c) shall be supported by the catalyst sub-supplier’s FastMarkets APT pricing documentation and implemented by Change Order. The tungsten price shall be determined for the calendar month that is nine (9) months before the Guaranteed Delivery Date for the catalysts, using the unit of measure in which the FastMarkets APT price is published and converted to U.S. Dollars per kilogram of contained WO3 by dividing the published price per metric ton unit (10 kilograms of WO3) by ten (10), so that the $350/kg baseline corresponds to a published price of $3,500 per metric ton unit.
(d)Except as provided in Section 4(c), the SCR Change Order Price is firm and is not subject to escalation or adjustment for changes in the cost of materials, labor, freight, energy or other inputs. The SCR Change Order Price excludes Buyer Taxes, which shall be handled in accordance with Section 9 of the Agreement. No other adjustment to the SCR Change Order Price or the Guaranteed Delivery Dates shall apply except by Change Order under Section 15 of the Agreement for a Change requested by Buyer or for an Excusable Event first arising after the CO3 Effective Date. The timing of the Exercise Date within the Reservation Period, subsupplier delay or pricing, and conditions known or reasonably foreseeable by Seller on the CO3 Effective Date shall not entitle Seller to any such adjustment.

5.Payment Schedule (Exhibit B). Effective as of the Exercise Date, Exhibit B is amended to add the following payment milestones for the SCR Equipment, which shall be invoiced and paid in accordance with Section 8.a of the Agreement and the terms of Exhibit B:

No.	Payment Milestone Description	%	Milestone Amount	Est. Invoice Date	Est. Payment Date
SCR-1	Reservation Deposit paid under Section 2(a) and credited in full on the Exercise Date	7.5%	$935,144.10	CO3 Effective Date	Per Section 2(a)
SCR-2	GA Drawings, Foundation Loads, and P&ID Submitted for Review	[***]	[***]	11/15/2026	12/15/2026
SCR-3	Major Equipment (AFCU, TA Fan, Ducting, Catalyst) Purchase Orders Submitted	[***]	[***]	11/15/2026	12/15/2026
SCR-4	Release to Fabrication for both Units following Buyer’s review of the GA Drawings and issuance of fabrication drawings	[***]	[***]	2/15/2027	3/17/2027
SCR-5	Interim Payment – 50% Fabrication Complete Unit 1	[***]	[***]	9/15/2027	10/15/2027
SCR-6	Interim Payment – 50% Fabrication Complete Unit 2	[***]	[***]	10/15/2027	11/14/2027
SCR-7	Ready to Ship – Catalyst 1 & 2	[***]	[***]	12/15/2027	1/14/2028
SCR-8	Ready to Ship – SCR Unit 1	[***]	[***]	1/15/2028	2/14/2028
SCR-9	Ready to Ship – SCR Unit 2	[***]	[***]	2/15/2028	3/16/2028
SCR-10	Final Completion of the SCR Unit 1 Work under the Agreement, including achievement of the Minimum Acceptance Criteria added by Attachment B	[***]	[***]	Upon Final Completion	Per Section 8.a
SCR-11	Final Completion of the SCR Unit 2 Work under the Agreement, including achievement of the Minimum Acceptance Criteria added by Attachment B	[***]	[***]	Upon Final Completion of SCR Unit 2	Per Section 8.a
	Total	100%	$12,468,588.00

Each SCR milestone other than SCR-1 shall be invoiced only upon Seller’s completion of the milestone event and delivery of supporting documentation and the lien and claim waivers required by Section 8.a of the Agreement. Milestones SCR-5 and SCR-6 relate to Unit 1 and Unit 2 respectively; the amount stated for each milestone is the maximum amount payable for that milestone, and no amount shall be invoiced more than once. The estimated invoice and payment dates are for reference only and do not create a right to payment. If the SCR has not been tested by the date that is One Hundred Eighty (180) Days after such SCR has been Delivered, Seller shall be permitted to invoice Buyer for the applicable Payment Milestone SCR-10 or SCR-11, provided that any delay in testing such SCR is not caused by the acts or omissions of Seller. Payment of that milestone shall not relieve Seller of its obligation to achieve the Minimum Acceptance Criteria and Performance Guarantees for that SCR, except to the extent a failure to achieve the Minimum Acceptance Criteria and Performance Guarantees is caused by storage of the SCR Equipment or catalysts that does not comply with Section 6(e) of the Agreement.

6.Supply Schedule and Guaranteed Delivery Dates (Exhibit C). Effective as of the Exercise Date, Exhibit C is amended to add the following Guaranteed Delivery Dates for the SCR Equipment: Delivery to be EXW (Incoterms 2020) Point of Manufacturing, in accordance with Section 10 of the Agreement. Seller shall identify each point of manufacture with the GA Drawings. For any SCR Equipment manufactured outside the United States, Buyer may elect, by written notice to Seller no later than one hundred twenty (120) days before the applicable Guaranteed Delivery Date, to have Seller deliver that SCR Equipment DDP (Incoterms 2020) to the delivery location Buyer designates in the notice, with Seller acting as importer of record, for Seller’s documented logistics costs plus [***]. Customs Duties remain for Buyer’s account under Section 9 of the Agreement, and the election does not change the Guaranteed Delivery Dates. Notwithstanding Section 10(c) of the Agreement, Seller shall provide seaworthy export packing, if needed, for any SCR Equipment manufactured outside the United States. Section 3.c of the Agreement (Supply Delay Liquidated Damages) shall apply to the following Guaranteed Delivery Dates. These Guaranteed Delivery Dates apply for any Exercise Date within the Reservation Period and are Guaranteed Delivery Dates for all purposes of the Agreement, notwithstanding any provision of the Agreement or the SCR Proposal describing the Supply Schedule as estimated or non-binding.

Unit	All SCR Equipment for the Unit other than catalysts, including CEMS, controls and spares – Delivery	Catalysts – Delivery
SCR Unit #1	January 31, 2028	January 31, 2028
SCR Unit #2	February 28, 2028	January 31, 2028

The shared DAHS shall be Delivered no later than the Guaranteed Delivery Date for SCR Unit #1. Seller shall deliver certified foundation loads and the stack anchor bolt design no later than November 1, 2027, and shall Deliver the stack anchor bolt templates for both Units no later than December 31, 2027.
7.Minimum Acceptance Criteria and Performance Guarantees (Exhibit E). Effective as of the Exercise Date, Exhibit E (Minimum Acceptance Criteria, Performance Guarantees and Performance Liquidated Damages) is amended as set forth in Attachment B to preserve the existing Minimum Acceptance Criteria and Performance Guarantees and to add stack exit emissions Minimum Acceptance Criteria for NOx of 2.5 ppmvd and for CO of 4.0 ppmvd, each corrected to 15% O2, together with the related criteria and obligations described therein. The Performance Tests under Exhibit D shall include demonstration of the criteria added by Attachment B concurrently with the existing requirements of Exhibit E.
8.Cancellation of the SCR Work. Buyer may cancel the SCR Work, in whole, at any time after the Exercise Date and before Delivery of the SCR Equipment by written notice to Seller. In that event, and notwithstanding Section 23 of the Agreement, Seller’s sole recovery shall be its documented and reasonable costs actually incurred for the SCR Work before receipt of the notice, including documented and unavoidable subsupplier cancellation charges, plus an allowance for overhead and profit on those costs not exceeding ten percent (10%), less all payments received from Buyer for the SCR Work. Seller shall deliver an itemized statement of those costs, with supporting documentation, within thirty (30) days after receipt of the notice, and shall refund to Buyer, within ten (10) Business Days after delivering that statement, any amount by which Buyer’s payments for the SCR Work exceed those costs and that allowance. Cancellation under this Section 8 is not a Buyer Default and does not affect the Work or the Equipment purchased prior to this Change Order.
9.No Other Changes. Except as expressly described in this Change Order, this Change Order does not change any other term or condition of the Agreement, and the Agreement, as amended by Change Order No. 1, Change Order No. 2 and this Change Order, remains in full force and effect. In the event of a conflict between this Change Order and the SCR Proposal, this Change Order shall control. Attachments A and B form part of this Change Order. For the amendments expressly made herein, this Change Order controls over any inconsistent term of the Agreement, and Attachment A controls over the SCR Proposal as to technical scope. Notwithstanding Section 15 of the Agreement and the full and final settlement and accord and satisfaction language of this Change Order, nothing in this Change Order, including the application of the stack exit criteria in Attachment B at baseload, defines or modifies the Minimum Emissions Compliance Load or either Party’s rights or obligations under Exhibit D, Section 1.4.D of the Agreement, and each Party reserves its position on those matters.
Agreed pursuant to the Agreement by:

Relevant Power Solutions, LLC	Net Power Canaveral, LLC
By: /s/ Kyle Rozell	By: /s/ Danny Rice
Name: Kyle Rozell	Name: Danny Rice
Title: Product Manager	Title: Chief Executive Officer
Date: 05-Nov-2026	Date: 05-Nov-2026

[Attachment A (SCR Equipment – Scope of Supply Summary), Attachment B (Amendment to Exhibit E – Minimum Acceptance Criteria, Performance Guarantees and Performance Liquidated Damages), Seller’s Commercial Proposal No. NetPower_SCR_090426_0 (“SCR and CEMS Systems,” issued September 4, 2026) and document 25806 (Wind-Seismic Design Requirements), which Section 3 provides are to be attached to this Change Order, have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.]